Exhibit 4.5

SPECIMEN COMMON STOCK CERTIFICATE

Number ___

MERLIN, INC.

Incorporated Under the Laws of the State of Delaware

COMMON STOCK

CUSIP [To Be Assigned]

This certifies that ____ is the owner of ____ fully paid and non-assessable shares of common stock, par value $0.0001 per share (the “Common Stock”), of Merlin, Inc., a Delaware corporation (the “Company”), transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the facsimile signature of the duly authorized officers of the Company.

Authorized Signatory

Authorized Signatory

Transfer Agent

MERLIN, INC.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common                                                                                   UNIF GIFT MIN ACT ____ Custodian ____

(Cust)                           (Minor)

TEN ENT – as tenants by the entireties                                                                                  under Uniform Gifts to Minors Act

JT TEN – as joint tenants with right of survivorship

                                   and not as tenants in common                                                             ___________________________

(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________ hereby sell, assign and transfer unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OR ASSIGNEE(S))

shares of Common Stock represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said shares of Common Stock on the books of the within named Company with full power of substitution in the premises.

Dated: _________                                          Notice: The signature(s) to this assignment must correspond with the name as written upon the fact of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

___________________________________________________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR

INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS

AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE

GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad UNDER

THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).